Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Barbara Doyle Investor Relations contact 651-236-5023

NEWS	For Immediate Release	September 26, 2018

H.B. Fuller Reports Third Quarter 2018 Results

Third Quarter Diluted EPS $0.72 and Adjusted Diluted EPS $0.861;

Fiscal Year 2018 Adjusted Diluted EPS Guidance Updated to $3.05 to $3.20;

Unfavorable Foreign Exchange Rate Movement Impacted Adjusted EPS by approximately $0.10 in the Second Half of 2018

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended Sept. 1, 2018.

Third Quarter 2018 Highlights:

■

Net revenue of $770 million increased 37 percent compared with the third quarter of 2017, including the Royal business which was acquired in October, 2017. Organic revenue increased approximately 5 percent;

■

Net income of $38 million or $0.72 per diluted share, increased compared with $25 million, or $0.49 in the third quarter of 2017; adjusted net income[1] of $45 million, or $0.86[1] per diluted share, increased 34 percent compared with $33 million, or $0.65 in the third quarter of 2017;

■

Adjusted EBITDA[1] of $120 million increased 63 percent compared with the third quarter of 2017; adjusted EBITDA margin[1] increased to 15.6 percent from 13.1 percent in the same period last year as a result of the Royal acquisition and effective management of our legacy business;

■

The Royal integration continues to progress well with approximately $4 million of incremental cost synergies in the third quarter. On track to realize $15 million of cost synergies in fiscal 2018 and $35 million of savings by 2020, as previously communicated;

■

Cash flow from operations of $84 million increased compared with $38 million in the same period last year. Debt pay down in the quarter was $41 million. On track to meet our $170 million debt reduction goal for the 2018 fiscal year.

Third Quarter 2018 Key Financial Metrics:

		Reported		Adjusted/Proforma[4]
	2018	2017	% Change	2018	2017	% Change
Net Revenue	$770,107	$562,869	37%	$770,107	$741,993	4%
Operating Income	71,135	40,181	77%	83,327	75,781	10%
Net Income	37,730	25,138	50%	44,666	33,318	34%
Diluted Earnings per Share	0.72	0.49	47%	0.86	0.65	32%

Summary of Third Quarter 2018 Results:

Net revenue for the third quarter of 2018 was $770.1 million, an increase of 36.8 percent compared with the third quarter of 2017. Organic revenue increased 4.8 percent year-over-year, driven by sales growth in every segment, and double-digit growth in Engineering Adhesives.

Gross profit margin was 28.2 percent. Adjusted gross profit margin3 of 28.7 percent increased 110 basis points compared with the prior year on a proforma basis including Royal2 in 2017, and increased 40 basis points sequentially, reflecting positive pricing contribution and raw material sourcing synergies. Selling, General and Administrative (SG&A) expense was $146.1 million. Adjusted SG&A expense5 of $137.7 million increased compared with the third quarter of 2017, primarily due to the impact of acquisitions.

Net income for the third quarter of 2018 was $37.7 million, or $0.72 per diluted share, compared with net income of $25.1 million, or $0.49 per diluted share, in the third quarter of 2017. Adjusted diluted earnings per share were $0.861, an increase of 32 percent compared with $0.65 in the prior year. Adjusted EBITDA1 was $120 million, up 63 percent compared with the prior year, and up 7 percent2 on a proforma basis including Royal in 2017.

“Our strong third quarter results demonstrated the earnings power of our business as we grew organic revenue by nearly 5 percent and increased profitability in an environment of rising raw materials and currency headwinds,” said Jim Owens, president and chief executive officer. “We continue to grow organically by winning new opportunities in targeted markets and by managing pricing to offset raw materials inflation.

“Foreign currency shifts in the quarter impacted revenues by approximately two percent and also impacted earnings. Strong sales performance combined with managerial discipline generated adjusted EBITDA of $120 million and operating cash flow of $84 million in the quarter. Free cash flow resulted in debt pay down of $41 million, and we are on track to deliver our committed total reduction of $170 million of debt in 2018,” continued Owens.

"While foreign currency exchange rate fluctuations and near-term headwinds are impacting the current year results, our overall commitment to achieve $605 million of EBITDA and $600 million of debt pay down by 2020 remains intact and unchanged.”

EBITDA Calculation Revision:

In order to conform to SEC interpretations, we modified our EBITDA calculation for 2017 and 2018 to include joint venture earnings as well as non-operating income and expenses. Using our historical methodology, adjusted EBITDA would have been $119.5 million in the third quarter of 2018. For the full year, this change is expected to impact EBITDA by approximately $6 million. This change has no impact on operating income or earnings per share.

Balance Sheet and Cash Flow:

At the end of the third quarter of 2018, the Company had cash on hand of $150 million and total debt equal to $2,364 million, of which approximately 70 percent had a fixed interest rate. This compares to cash and debt levels equal to $129 million and $2,405 million, respectively, in the second quarter of 2018. Cash flow from operations in the third quarter was $84 million compared to $38 million for the same period in 2017, reflecting the increased profitability of the business. Capital expenditures were $13 million in the third quarter of 2018, compared with $8 million in the same period last year.

Fiscal 2018 Guidance:

H.B. Fuller is updating its guidance for the 2018 fiscal year. The company is adjusting EPS guidance by $0.10 per share to reflect unfavorable movement in foreign currency exchange rates and narrowing the EPS range to reflect current business conditions. The company now anticipates adjusted EPS of $3.05 to $3.20, compared with the previous range of $3.15 to $3.40; and adjusted EBITDA of $455 to $470 million, compared with previous guidance of approximately $470 million. Revenue growth for the fourth quarter is expected to be approximately 3 percent when compared to 2017 on a proforma basis. The company’s core tax rate, excluding the impact of discrete items, is unchanged and is expected to be between 25 and 27 percent. H.B. Fuller expects to invest a total of approximately $70 million in capital items in 2018.

This guidance excludes approximately $20 to $25 million of pre-tax expenses required to integrate the Royal business and other businesses acquired in 2017, and between $7 and $8 million of pre-tax expenses related to Project ONE ERP development costs. This guidance also excludes the discrete tax benefit of $35.6 million related to Tax Reform that was recorded in the first quarter, as well as any future discrete tax items. A complete reconciliation of the non-GAAP financial information contained in our 2018 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The Company will host an investor conference call to discuss third quarter results on Thursday, September 27, 2018, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at H.B. Fuller’s Investor Relations website. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted income before taxes, income from equity investments, adjusted income tax and adjusted effective tax rate, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2018 outlook, which are unknown or have not yet occurred.

About H.B. Fuller:
Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2017 net revenue of over $2.3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a result of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 2, 2017. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	September 1, 2018	Net Revenue	September 2, 2017	Net Revenue
Net revenue	$770,107	100.0%	$562,869	100.0%
Cost of sales	(552,903)	(71.8%)	(412,469)	(73.3%)
Gross profit	217,204	28.2%	150,400	26.7%

Selling, general and administrative expenses	(146,069)	(19.0%)	(110,219)	(19.6%)
Operating income	71,135	9.2%	40,181	7.1%

Other expense	(1,375)	(0.2%)	(602)	(0.1%)
Interest expense, net	(24,924)	(3.2%)	(7,348)	(1.3%)
Income before income taxes and income from equity method investments	44,836	5.8%	32,231	5.7%

Income taxes	(9,300)	(1.2%)	(9,262)	(1.6%)

Income from equity method investments	2,200	0.3%	2,170	0.4%
Net income including non-controlling interests	37,736	4.9%	25,139	4.5%

Net income attributable to non-controlling interests	(6)	(0.0%)	(1)	0.0%
Net income attributable to H.B. Fuller	$37,730	4.9%	$25,138	4.5%

Basic income per common share attributable to H.B. Fuller	$0.75		$0.50

Diluted income per common share attributable to H.B. Fuller	$0.72		$0.49

Weighted-average common shares outstanding:
Basic	50,632		50,384
Diluted	52,138		51,605

Dividends declared per common share	$0.155		$0.15

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	September 1, 2018	December 2, 2017	September 2, 2017
Cash & cash equivalents	$150,084	$194,398	$119,595
Trade accounts receivable, net	465,942	473,700	393,054
Inventories	401,091	359,505	317,968
Trade payables	256,042	268,467	193,345
Total assets	4,289,777	4,360,646	2,288,323
Total debt	2,364,237	2,451,910	798,973

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended	Percent of	Nine Months Ended	Percent of
	September 1, 2018	Net Revenue	September 2, 2017	Net Revenue
Net revenue	$2,272,573	100.0%	$1,627,843	100.0%
Cost of sales	(1,645,279)	(72.4%)	(1,192,409)	(73.3%)
Gross profit	627,294	27.6%	435,434	26.7%

Selling, general and administrative expenses	(442,288)	(19.5%)	(325,904)	(20.0%)
Operating Income	185,006	8.1%	109,530	6.7%

Other income (expense)	3,508	0.2%	(1,506)	(0.1%)
Interest expense, net	(74,651)	(3.3%)	(22,461)	(1.4%)
Income before income taxes and income from equity method investments	113,863	5.0%	85,563	5.2%

Income taxes	9,844	0.4%	(26,178)	(1.6%)

Income from equity method investments	6,160	0.3%	6,449	0.4%
Net income including non-controlling interests	129,867	5.7%	65,834	4.0%

Net income attributable to non-controlling interests	(4)	(0.0%)	(34)	(0.0%)
Net income attributable to H.B. Fuller	$129,863	5.7%	$65,800	4.0%

Basic income per common share attributable to H.B. Fuller	$2.57		$1.31

Diluted income per common share attributable to H.B. Fuller	$2.50		$1.28

Weighted-average common shares outstanding:
Basic	50,551		50,374
Diluted	51,961		51,584

Dividends declared per common share	$0.460		$0.44

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2018	September 2, 2017	September 1, 2018	September 2, 2017

Net income attributable to H.B. Fuller	$37,730	$25,138	$129,863	$65,800

Acquisition project costs	1,544	1,266	2,215	3,363
Tonsan call option agreement	110	1,222	(2,059)	(2,241)
Organizational realignment	879	832	2,311	14,831
Royal restructuring and integration	5,164	3,530	14,478	3,530
Tax reform	-	-	(35,555)	-
Other	(761)	1,330	(1,857)	4,728

Adjusted net income attributable to H.B. Fuller	44,666	33,318	109,396	90,011

Add:
Interest expense, net	24,816	7,276	74,387	22,248
Income taxes	14,664	12,971	35,962	34,974
Depreciation expense	17,007	12,332	50,801	35,862
Amortization expense	19,116	7,899	57,635	23,128
Adjusted EBITDA	120,269	73,796	328,181	206,223

Diluted Shares	52,138	51,605	51,961	51,584
Adjusted diluted income per common share attributable to H.B. Fuller	$0.86	$0.65	$2.11	$1.74

Revenue	$770,107	$562,869	$2,272,573	$1,627,843

Adjusted EBITDA margin	15.6%	13.1%	14.4%	12.7%

Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income excluding the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation expense and amortization expense, and excluding acquisition project costs, TONSAN call option agreement, organizational realignment Royal restructuring and integration, the impact from tax reform and other costs, primarily consisting of Project ONE ERP development costs. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	September 1, 2018	September 2, 2017
Net Revenue:
Americas Adhesives	$282,490	$230,881
EIMEA	182,020	137,408
Asia Pacific	65,944	62,972
Construction Adhesives	121,140	59,080
Engineering Adhesives	118,513	72,528
Total H.B. Fuller	$770,107	$562,869

Segment Operating Income:
Americas Adhesives	$34,816	$25,434
EIMEA	8,758	8,873
Asia Pacific	3,694	2,793
Construction Adhesives	12,767	(698)
Engineering Adhesives	11,100	3,779
Total H.B. Fuller	$71,135	$40,181

Adjusted EBITDA[1]
Americas Adhesives	$50,964	$35,361
EIMEA	19,158	16,808
Asia Pacific	6,580	5,648
Construction Adhesives	23,516	4,612
Engineering Adhesives	19,232	9,799
Total H.B. Fuller	$119,450	$72,228

Adjusted EBITDA Margin[1]
Americas Adhesives	18.0%	15.3%
EIMEA	10.5%	12.2%
Asia Pacific	10.0%	9.0%
Construction Adhesives	19.4%	7.8%
Engineering Adhesives	16.2%	13.5%
Total H.B. Fuller	15.5%	12.8%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Nine Months Ended	Nine Months Ended
	September 1, 2018	September 2, 2017
Net Revenue:
Americas Adhesives	$821,813	$653,665
EIMEA	554,031	396,674
Asia Pacific	206,944	190,083
Construction Products	340,179	179,880
Engineering Adhesives	349,606	207,541
Total H.B. Fuller	$2,272,573	$1,627,843

Segment Operating Income:
Americas Adhesives	$84,934	$72,921
EIMEA	30,636	18,753
Asia Pacific	11,056	9,423
Construction Products	25,705	(3,234)
Engineering Adhesives	32,675	11,667
Total H.B. Fuller	$185,006	$109,530

Adjusted EBITDA[1]
Americas Adhesives	$127,124	$99,002
EIMEA	62,554	44,965
Asia Pacific	19,833	18,438
Construction Products	59,374	15,947
Engineering Adhesives	54,404	22,962
Total H.B. Fuller	$323,289	$201,314

Adjusted EBITDA Margin[1]
Americas Adhesives	15.5%	15.1%
EIMEA	11.3%	11.3%
Asia Pacific	9.6%	9.7%
Construction Products	17.5%	8.9%
Engineering Adhesives	15.6%	11.1%
Total H.B. Fuller	14.2%	12.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2018	September 2, 2017	September 1, 2018	September 2, 2017

Income before income taxes and income from equity method investments	$44,836	$32,231	$113,863	$85,563

Adjustments:
Acquisition project costs	2,101	1,944	3,108	5,144
Tonsan call option agreement	110	1,222	(2,059)	(2,241)
Organizational realignment	1,029	1,492	2,211	18,945
Royal restructuring and integration	6,496	5,431	20,558	5,431
Other	2,564	1,800	1,522	5,728
Adjusted income before income taxes and income from equity method investments	$57,136	$44,120	$139,203	$118,570

Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted income before income taxes and income from equity investments is defined as adjusted income before income taxes and income from equity investments excluding the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2018	September 2, 2017	September 1, 2018	September 2, 2017

Income Taxes	$(9,300)	$(9,262)	$9,844	$(26,178)

Adjustments:
Acquisition project costs	(556)	(677)	(892)	(1,780)
Organizational realignment	(150)	(661)	100	(4,114)
Royal restructuring and integration	(1,332)	(1,901)	(6,081)	(1,901)
Tax reform	-	-	(35,555)
Other	(3,326)	(470)	(3,378)	(1,001)

Adjusted income taxes	$(14,664)	$(12,971)	$(35,962)	$(34,974)

Adjusted income before income taxes and income from equity method investments	$57,136	$44,120	$139,203	$118,570

Adjusted effective income tax rate	25.7%	29.4%	25.8%	29.5%

Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted income taxes is defined as income taxes excluding the specific adjustments shown above. Adjusted effective income tax rate is defined as adjusted income taxes divided by adjusted income before income taxes and income from equity method investments.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2018	September 2, 2017	September 1, 2018	September 2, 2017

Net revenue	770,107	562,869	2,272,573	1,627,843

Gross profit	$217,204	$150,400	$627,294	$435,434
Gross profit margin	28.2%	26.7%	27.6%	26.7%

Adjustments:
Acquisition project costs	1,822	1,400	1,995	2,942
Organizational realignment	615	622	1,212	11,011
Royal restructuring and integration	1,395		2,303
Tax reform
Other
Adjusted gross profit	$221,036	$152,422	$632,804	$449,387
Adjusted gross profit margin	28.7%	27.1%	27.8%	27.6%

Adjusted gross profit and gross profit margin is a non-GAAP financial measures. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted gross profit and gross profit margin is defined as adjusted gross profit and gross profit margin excluding the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2018	September 2, 2017	September 1, 2018	September 2, 2017

Selling, general and administrative expenses	$(146,069)	$(110,219)	$(442,288)	$(325,904)

Adjustments:
Acquisition project costs	279	544	1,113	2,201
Tonsan call option agreement	2	1,150	(2,323)	(2,453)
Organizational realignment	413	870	998	7,934
Royal restructuring and integration	5,101	5,431	18,256	5,431
Other	2,565	1,800	6,293	5,728
Adjusted selling, general and administrative expenses	$(137,709)	$(100,424)	$(417,951)	$(307,063)

Adjusted selling, general and administrative expenses is a non-GAAP financial measure. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP. Adjusted selling, general and administrative expenses is defined as adjusted selling, general and administrative expenses excluding the specific adjustments shown above.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended September 1, 2018	$34,816	$8,758	$3,694	$12,767	$11,100	$71,135	$(33,405)	$37,730
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	2,036	26	12	13	13	2,100	(556)	1,544
Tonsan call option agreement	-	-	-	-	2	2	108	110
Organizational realignment	7	623	3	393	3	1,029	(150)	879
Royal restructuring and integration	2,123	1,286	429	1,902	756	6,496	(1,332)	5,164
Other	972	642	306	323	322	2,565	(3,326)	(761)
Adjusted net income attributable to H.B. Fuller	39,954	11,335	4,444	15,398	12,196	83,327	(38,661)	44,666

Add:
Interest expense, net	-	-	-	-	-	-	24,816	24,816
Income taxes	-	-	-	-	-	-	14,664	14,664
Depreciation expense	4,510	5,492	1,649	2,887	2,469	17,007	-	17,007
Amortization expense	6,500	2,331	487	5,231	4,567	19,116	-	19,116
Adjusted EBITDA[1]	$50,964	$19,158	$6,580	$23,516	$19,232	$119,450	$819	$120,269

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Nine Months Ended September 1, 2018	$84,934	$30,636	$11,056	$25,705	$32,675	$185,006	$(55,143)	$129,863
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	2,878	73	35	37	84	3,107	(892)	2,215
Tonsan call option agreement	-	-	-	-	(2,323)	(2,323)	264	(2,059)
Organizational realignment	187	1,340	5	673	6	2,211	100	2,311
Royal restructuring and integration	7,140	4,596	1,524	4,518	2,781	20,559	(6,081)	14,478
Tax reform	-	-	-	-	-	-	(35,555)	(35,555)
Other	2,398	1,570	748	787	790	6,293	(8,150)	(1,857)
Adjusted net income attributable to H.B. Fuller	97,537	38,215	13,368	31,720	34,013	214,853	(105,457)	109,396

Add:
Interest expense	-	-	-	-	-	-	74,387	74,387
Income taxes	-	-	-	-	-	-	35,962	35,962
Depreciation expense	13,123	16,688	4,975	8,562	7,453	50,801	-	50,801
Amortization expense	16,464	7,651	1,490	19,092	12,938	57,635	-	57,635
Adjusted EBITDA[1]	$127,124	$62,554	$19,833	$59,374	$54,404	$323,289	$4,892	$328,181

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended September 2, 2017	$25,434	$8,873	$2,793	$(698)	$3,779	$40,181	$(15,043)	$25,138
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	1,703	108	43	45	45	1,944	(678)	1,266
Tonsan call option agreemen	-	-	-	-	1,149	1,149	73	1,222
Organizational realignment	283	926	44	164	75	1,492	(660)	832
Royal Restructuring	2,059	1,359	647	682	684	5,431	(1,901)	3,530
Other	683	450	214	226	227	1,800	(470)	1,330
Adjusted net income attributable to H.B. Fuller	30,162	11,716	3,741	419	5,959	51,997	(18,679)	33,318

Add:
Interest expense	-	-	-	-	-	-	7,276	7,276
Income taxes	-	-	-	-	-	-	12,971	12,971
Depreciation expense	3,401	3,955	1,492	1,892	1,592	12,332	-	12,332
Amortization expense	1,798	1,137	415	2,301	2,248	7,899	-	7,899

Adjusted EBITDA[1]	$35,361	$16,808	$5,648	$4,612	$9,799	$72,228	$1,568	$73,796

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Nine Months Ended September 2, 2017	$72,921	$18,753	$9,423	$(3,234)	$11,667	$109,530	$(43,730)	$65,800
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	4,143	430	185	192	193	5,143	(1,780)	3,363
Tonsan call option agreement	-	-	-	-	(2,453)	(2,453)	212	(2,241)
Organizational realignment	2,314	8,459	1,755	5,622	795	18,945	(4,114)	14,831
Royal Restructuring	2,059	1,359	647	682	684	5,431	(1,901)	3,530
Other	2,172	1,433	683	719	721	5,728	(1,000)	4,728
Adjusted net income attributable to H.B. Fuller	83,609	30,434	12,693	3,981	11,607	142,324	(52,313)	90,011

Add:
Interest expense, net	-	-	-	-	-	-	22,248	22,248
Income taxes	-	-	-	-	-	-	34,974	34,974
Depreciation expense	10,434	11,260	4,452	5,054	4,662	35,862	-	35,862
Amortization expense	4,959	3,271	1,293	6,912	6,693	23,128	-	23,128

Adjusted EBITDA[1]	$99,002	$44,965	$18,438	$15,947	$22,962	$201,314	$4,909	$206,223

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

Three Months Ended September 1, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	5.5%	5.1%	1.7%	0.5%	7.0%	4.6%
Volume	(5.0%)	0.4%	1.1%	5.2%	6.1%	(0.5%)
Mix	1.2%	0.7%	(0.1%)	(1.0%)	1.3%	0.7%
Acquisition	24.4%	29.3%	1.9%	100.5%	48.4%	34.2%
Constant Currency Growth[6]	26.1%	35.5%	4.6%	105.2%	62.8%	39.0%

F/X	(3.8%)	(3.0%)	0.0%	(0.1%)	0.6%	(2.2%)

	22.3%	32.5%	4.6%	105.1%	63.4%	36.8%

Nine Months Ended September 1, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	3.3%	4.4%	1.1%	(0.1%)	6.1%	3.3%
Volume	(3.1%)	(0.1%)	2.4%	0.3%	6.5%	(0.2%)
Mix	1.0%	0.4%	(0.4%)	(0.4%)	1.5%	0.6%
Acquisition	26.1%	29.5%	1.7%	88.8%	49.3%	34.0%
Constant Currency Growth[6]	27.3%	34.2%	4.8%	88.6%	63.4%	37.7%

F/X	(1.6%)	5.5%	4.0%	0.6%	5.1%	1.9%

	25.7%	39.7%	8.8%	89.2%	68.5%	39.6%

__________________________________

[1]

Adjusted net income and adjusted diluted earnings per share (EPS) are non-GAAP financial measures and exclude the following costs: Tax reform impacts; organizational realignment to support the 2020 strategic plan as announced in December 2016; acquisition project costs for integrating and accounting for past and present acquisitions; Royal restructuring and integration activities; and other costs, primarily consisting of Project ONE ERP development costs. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time. EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation expense and amortization expense, and excluding acquisition project costs, TONSAN call option agreement, organizational realignment Royal restructuring and integration, the impact from tax reform and other costs, primarily consisting of Project ONE ERP development costs. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[2]

Proforma financial results are provided to reflect the historical combination of H.B. Fuller and Royal as of the comparable prior periods before the acquisition was completed. The proforma results and reconciliations to GAAP outcomes were filed on form 8-K dated March 28, 2018.

[3]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; integrating and accounting for past and present acquisitions; and Royal integration activities. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[4]

Revenue and Operating Income in FY 2017 are presented on a Proforma basis and reconciled in the 8-K filed March 28, 2018. Net Income and diluted EPS are adjusted as they were presented during FY 2017 and do not include the impact of Royal in 2017.

[5]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; Project ONE development costs; integrating and accounting for past and present acquisitions; and Royal integration activities.

[6]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.